EXHIBIT 5

                    OPINION AND CONSENT OF LITTMAN KROOKS LLP

                                   May 1, 2006

National Holdings Corporation
875 North Michigan Avenue, Suite 1560
Chicago, Illinois 60611

Re: National Holdings Corporation (the "Company") - Registration Statement for an aggregate of 1,500,000 Shares of Common Stock

Dear Ladies and Gentlemen:

We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,500,000 Shares of the Company's Common Stock (the "Shares") for issuance under the Company's 2006 Stock Option Plan (the "Plan").

We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

Based upon the foregoing, it is our opinion that the Shares when sold, paid for and issued as contemplated by the Plan will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares issuable under such Plans.

                                       Very truly yours,




                                       /s/ Littman Krooks LLP
                                       ----------------------
                                       LITTMAN KROOKS LLP





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